Calculation of Filing Fee Tables
F-1
707 Cayman Holdings Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, par value $0.24 per share, and four common warrants	457(o)	2,000,000	$ 3.60	$ 7,200,000.00	0.000087	$ 626.40
Fees to be Paid	2	Equity	Class A ordinary shares, par value $0.24 per share, included in the Units	Other	2,000,000	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	3	Other	Common warrants to purchase Class A ordinary shares, included in the Units	Other	8,000,000	$ 0.00	$ 0.00	0.000087	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares, par value $0.24 per share, issuable upon exercise of the common warrants	457(o)	8,000,000	$ 3.60	$ 28,800,000.00	0.000087	$ 2,505.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 36,000,000.00		$ 3,132.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,132.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Each Unit consists of one Class A ordinary share and four common warrants. The proposed maximum aggregate offering price of the Units was determined by multiplying 2,000,000 Units by the assumed public offering price of $3.60 per Unit.

[2]	Included in the price of the Units. No separate registration fee is required pursuant to Rule 457(i) under the Securities Act.

[3]	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

[4]	Represents the 8,000,000 Class A ordinary shares issuable upon exercise of the common warrants included in the Units. The proposed maximum aggregate offering price of these shares was calculated at $3.60 per share. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-1	333-297458	07/15/2026		$ 3,132.00
Fee Offset Claims	2		F-1	333-297458	07/15/2026		$ 0.00
Fee Offset Sources		707 Cayman Holdings Ltd	F-1	333-297458		07/15/2026						$ 4,225.86
Fee Offset Sources		707 Cayman Holdings Ltd	F-1	333-297458		09/23/2026						$ 745.74
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	On July 15, 2026, the registrant filed a registration statement on Form F-1 (File No. 333-297458) (the "Registration Statement"), which registered 5,000,000 Class A ordinary shares based on an offering price of $6.12 per share, for an aggregate offering price of $30,600,000, and paid a registration fee of $4,225.86. The registrant is claiming the $4,225.86 previously paid as an offset against the total registration fee of $4,971.60 payable in connection with the Registration Statement, as amended.

[2]	On September 23, 2026, the registrant filed Amendment No. 1 to the Registration Statement on Form F-1/A (File No. 333-297458), which increased the offering to 10,000,000 Class A ordinary shares at an offering price of $3.60 per share, for an aggregate offering price of $36,000,000 and a total registration fee of $4,971.60. The registrant offset the $4,225.86 previously paid with the Registration Statement against the total fee and paid the balance of $745.74 with Amendment No. 1. The registrant is now filing Amendment No. 2 to the Registration Statement to register 2,000,000 Units, each consisting of one Class A ordinary share and four common warrants, comprising 2,000,000 Class A ordinary shares and common warrants to purchase 8,000,000 Class A ordinary shares, for the same maximum aggregate offering price of $36,000,000. Because the total registration fee of $4,971.60 has been satisfied in full by the $4,225.86 offset and the $745.74 paid with Amendment No. 1, no additional registration fee is due.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date